EXHIBIT 10.23

Separation Agreement

This Separation Agreement (“Agreement”) is made as of the 10th day of March, 2004, by and between Avatech Solutions Subsidiary, Inc., a Delaware corporation (the “Company”) and Scott Fischer (“Fischer”).

Explanatory Statement

A. The Company and Fischer are parties to an employment agreement, dated as of April 1, 2003 (the “Original Agreement”) pursuant to which Fischer was employed by the Company as its Executive Vice President for Strategy and Business Development.

B. The Company and Fischer mutually desire not to extend the initial term of the Original Agreement, but to continue Fischer’s employment through and including July 15, 2004.

C. In consideration for the Company’s agreement to continue Fischer’s salary (as modified in this Agreement) through and including July 15, 2004, and the continuation of certain benefits through July 15, 2004, Fischer and the Company have agreed that certain provisions of the Original Agreement shall continue in full force and effect on the terms and conditions set forth in the Original Agreement, as fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties, the Explanatory Statement, which shall be deemed to be a substantive part of this Agreement and is incorporated herein by reference, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1. Mutual Non-Renewal of Original Agreement. The parties mutually agree that, except as specifically set forth in this Agreement, the Original Agreement is terminated and of no further force and effect as of the date hereof.

Section 2. Survival of Certain Original Agreement Provisions. Anything herein contained, or contained in the Original Agreement, notwithstanding, the following provisions of the Original Agreement shall continue in full force and effect as provided therein:

(a) Section 5.3 (Change in Control), except that the language “during the term of this Agreement and” is hereby deleted.

(b) Section 5.4 (Release).

(c) Section 6 (Certain Restrictions) (except that Section 6.2.1 of the Original Agreement is hereby amended by (i) deleting the words “or indirectly” in the first sentence thereof, and (ii) adding, at the end of Section 6.2.1 the following: “, except that Executive may engage in an activity otherwise prohibited hereby if the Company executes and delivers to Executive a written consent to Executive’s involvement in such activity.”).

Section 3. Continuation and Modification of Salary and Certain Benefits. Fischer’s Base Salary (as defined in Section 4.1 of the Original Agreement) shall continue through and including April 1, 2004. From April 2, 2004 through and including July 15, 2004, Fischer shall be paid a modified salary equal to $4,000 per month (prorated for a partial month). Fischer shall not be entitled to any further compensation for vacation days accrued and unpaid as of the date of this Agreement, and shall accrue no additional vacation days from the date of this Agreement through and including July 15, 2004. Fischer shall continue to participate in benefit plans provided by the Company (as described in Section 4.3.1 of the Original Agreement) through and including July 15, 2004.

Section 4. Restricted Stock Award. Fischer shall immediately return to the Company, for cancellation, all certificates evidencing 30,000 shares of the Common Stock of Avatech Solutions, Inc. (“Avatech”) that were the subject of a Restricted Stock Award granted to Fischer, and which shares shall not have vested as of July 15, 2004, and such shares shall for all purposes be deemed unvested, and Fischer hereby relinquishes all ownership and title to such shares of Common Stock. Notwithstanding the requirement in the Restricted Stock Award from Avatech to Fischer, and specifically Sections 3.2.2 and 3.3, that Fischer be an officer of the Company at the time of a scheduled vesting thereunder, Fischer shall retain certificates evidencing 30,000 shares of Avatech Common Stock that will become fully vested on July 15, 2004, and such shares shall vest on July 15, 2004, provided, however that as a condition to such vesting on July 15, 2004, Fischer shall have satisfactorily carried out all duties reasonably assigned to him by the Company’s Chief Executive Officer between the date hereof and July 15, 2004. If, in the sole and absolute discretion of the Company’s Compensation Committee, Fischer shall not have satisfactorily carried out such assigned duties, then in such event the 30,000 shares that were to vest on July 15, 2004 shall not vest, and Fischer shall immediately, after being notified of such nonperformance, return certificates evidencing such shares to the Company for cancellation.

Section 5. Miscellaneous. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland; this Agreement may not be assigned by either party without the written consent of the other party hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

WITNESS/ATTEST:	Avatech Solutions Subsidiary, Inc.

/s/	By:	/s/

Donald R. (Scotty) Walsh Chief Executive Officer

Avatech Solutions, Inc.

/s/	By:	/s/

Donald R. Scotty Walsh Chief Executive Officer

/s/		/s/

Scott Fischer

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